UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) Of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2023

POLISHED.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39418	83-3713938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1870 Bath Avenue, Brooklyn, NY 11214

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (800) 299-9470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	POL	NYSE American LLC
Warrants to Purchase Common Stock	POL WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 16, 2023, Polished.com Inc. (the “Company”) experienced a hacking attack that impacted the check-out page on the Company’s e-commerce website. In response, the Company deployed containment measures, launched an investigation with assistance from third-party cybersecurity experts and notified appropriate law enforcement authorities. The Company considers the matter remediated.

The investigation determined that certain personal information, including names, addresses, zip codes, payment card numbers, expiration dates, and CVVs, was extracted from the Company’s systems as part of this incident. The investigation could not determine with precision which payment card data was included in the timeframe of exposure. Out of an abundance of caution, the Company notified all payment card users who made transactions on the Company’s e-commerce website within the window of exposure. As of May 24, 2023, the Company provided appropriate notice to approximately 9,290 individuals, as well as to regulatory authorities in accordance with applicable law.

The Company has incurred, and may continue to incur, certain expenses related to this attack. Further, the Company remains subject to risks and uncertainties as a result of the incident, including as a result of the data that was extracted from the Company’s network as noted above. Additionally, security and privacy incidents have led to, and may continue to lead to, additional regulatory scrutiny.

Although we are unable to predict the full impact of this incident, including could negatively impact our operations or results of operations on an ongoing basis, we presently do not expect that it will have a material effect on the Company’s operations.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this Current Report on Form 8-K are forward-looking statements. Forward-looking statements contained in this Current Report on Form 8-K may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will”, “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those described more fully in the section titled “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes No duty to update such information except as required under applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ J.E. “Rick” Bunka
Name:	J.E. “Rick” Bunka
Title:	Interim Chief Executive Officer

Dated: May 26, 2023

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